Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Reports Fourth Quarter and Full Year 2015 Financial Results

•    Fourth quarter 2015 non-GAAP revenue up 137% to $120.6 million(1)

•    Fourth quarter 2015 non-GAAP adjusted EBITDA increased 322% to $61.3 million(1)

Conference call scheduled for 8:00 a.m. ET today

WALTHAM, MA (February 17, 2016) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG), a specialty pharmaceutical company with a diverse portfolio of products in the areas of maternal health, anemia management and cancer supportive care, today reported unaudited consolidated financial results for the fourth quarter and full year ended December 31, 2015.

“2015 was a pivotal year for AMAG as we drove revenue growth of Makena and Feraheme, expanded our presence in maternal health through the acquisition of Cord Blood Registry® and made an investment in a promising therapy for the potential treatment of severe preeclampsia,” said William Heiden, AMAG’s chief executive officer. “Growing revenues and integrating these transactions, combined with advancing our next generation programs for Makena and Feraheme, have positioned us well for continued strong growth.”

Full Year 2015 Business Highlights:

•                  Increased net product sales of Makena by 52% to $251.6 million, compared with pro forma net product sales of $165.8 million(2) in 2014. This growth in sales was driven by a 56% increase in volume as more at-risk pregnant women were treated with Makena.

•                  Made progress toward commercialization of a single-dose, preservative-free formulation of Makena. The company responded to questions contained in the FDA’s complete response letter in November 2015 and anticipates an approval of its manufacturing supplement in the first quarter of 2016 with commercial launch in the second quarter of 2016.

•                  Advanced the development of the next generation program for Makena with an auto-injector device for subcutaneous administration of Makena through a partnership with Antares Pharma, Inc., an experienced drug device company.

•                  Expanded the maternal health portfolio through the acquisition of Cord Blood Registry (CBR), the world’s largest private newborn stem cell bank serving pregnant women and their families, and the purchase of an option to acquire worldwide rights to an orphan drug candidate being developed for severe preeclampsia.

•                  Returned Feraheme® (ferumoxytol) to growth in the second half of the year, increasing sales by 5% to $88.5 million in 2015, compared with $84.4 million in 2014.(3)

(1)  See summaries of non-GAAP adjustments for the three and twelve months ended December 31, 2015 and 2014 at the conclusion of this press release.

(2)  Unaudited. Includes net product sales of Makena as though Lumara Health had been acquired at the beginning of 2014. Lumara Health was purchased on November 12, 2014.

•                  Initiated start-up activities for a head-to-head, Phase 3 clinical trial evaluating the safety of Feraheme compared to Injectafer® (ferric carboxymaltose injection) in adults with iron deficiency anemia (IDA). This study is intended to support an sNDA filing to broaden the use of Feraheme beyond the current chronic kidney disease (CKD) indication to include all adult IDA patients who have failed or cannot tolerate oral iron treatment.

Fourth Quarter Ended December 31, 2015 (unaudited)

Financial Results (GAAP Basis)

Total revenues for the fourth quarter of 2015 were $108.7 million, compared with $53.3 million for the same period in 2014. Net product sales of Makena were $67.4 million in the fourth quarter of 2015, compared with $22.5 million(4) in the same period last year. Sales of Feraheme and MuGard totaled $23.5 million in the fourth quarter of 2015, compared with $24.5 million in the fourth quarter of 2014, which included a favorable $1.8 million release of product return reserves. Service revenue from CBR totaled $17.0 million in the fourth quarter of 2015.

Total costs and expenses for the fourth quarter of 2015 were $86.1 million, compared with $56.6 million for the same period in 2014. The increase in costs and expenses was primarily due to higher costs associated with managing the company’s expanded portfolio and infrastructure following the acquisitions of Lumara Health in November 2014 and CBR in August 2015.

The company reported operating income of $22.7 million and net income of $7.2 million, or $0.21 per basic share and $0.20 per diluted share, for the fourth quarter of 2015, compared with an operating loss of $3.4 million and net income of $143.0 million, or $5.98 per basic share and $4.67 per diluted share, for the same period in 2014. In the fourth quarter of 2014, the company recognized a non-cash income tax benefit of $153.2 million associated with the release of reserves on certain tax attributes (i.e., net operating losses) as a result of the Lumara Health transaction. The weighted average diluted shares used in calculating diluted net income per share in 2015 and 2014 followed the if-converted method of accounting for the convertible debt.

Financial Results (Non-GAAP Basis)(1),(5)

Non-GAAP revenues totaled $120.6 million, up from $51.0 million in the fourth quarter of 2014. Non-GAAP CBR revenue totaled $28.8 million in the fourth quarter of 2015. The difference between GAAP and non-GAAP revenue for CBR represents purchase accounting adjustments related to deferred revenue.

Total costs and expenses on a non-GAAP basis totaled $59.2 million resulting in a gross margin of 92% and adjusted EBITDA margin of 51% for the fourth quarter of 2015. This compares to costs and expenses of $36.4 million in the same period of 2014, which resulted in a gross margin of 89% and adjusted EBITDA margin of 29%. Non-GAAP adjusted EBITDA for the fourth quarter of 2015 was $61.3 million, compared with $14.5 million for the same period in 2014.

(3)  Excludes a favorable $1.8 MM release of product return reserves in 2014.

(4)  AMAG purchased Lumara Health maternal health business on November 12, 2014.

(5)  See share count reconciliation at the conclusion of this press release.

After deducting cash interest expense, the company generated fourth quarter 2015 non-GAAP cash earnings of $46.5 million, or $1.34 per non-GAAP basic share and $1.12 per non-GAAP diluted share. In the fourth quarter of 2014, non-GAAP cash earnings totaled $10.2 million, or $0.33 per non-GAAP diluted share. The weighted average diluted shares used in calculating the non-GAAP cash earnings per diluted share for the fourth quarter of 2015 includes the impact of the convertible debt and related bond hedge and warrants.

Full Year Ended December 31, 2015 (unaudited)

Financial Results (GAAP Basis)

Total revenues in 2015 were $418.3 million, compared with $124.4 million in 2014. This increase is primarily related to the addition of Makena in November 2014 and CBR in August 2015, which contributed $251.6 million and $24.1 million, respectively, in product revenue to the 2015 results. In addition, the company recognized $52.3 million of collaboration revenue in 2015 related to the company’s ex-US ferumoxytol marketing agreement with Takeda Pharmaceutical Company Limited, compared with $14.4 million of collaboration revenue in 2014. The marketing agreement was terminated in 2015, resulting in the recognition of all previously deferred revenue.

Net income totaled $32.8 million in 2015, compared with $135.8 million in 2014. Basic net income per share was $1.04, compared with $6.06 in 2014. Diluted net income per share was $0.93 in 2015, compared with $5.45 in 2014. In 2014, the company recognized a non-cash income tax benefit of $153.2 million associated with the release of reserves on certain tax attributes (e.g., net operating losses) as a result of the Lumara Health transaction. The weighted average diluted shares used in calculating diluted net income per share in 2015 and 2014 followed the if-converted method of accounting for the convertible debt.

Financial Results (Non-GAAP Basis)(1),(5)

Non-GAAP revenues totaled $397.4 million in 2015, up from $116.2 million in 2014. Non-GAAP CBR revenue totaled $43.3 million since the acquisition in August 2015. Non-GAAP adjusted EBITDA totaled $213.4 million in 2015, compared with $14.3 million in 2014. After deducting cash interest expense, the company generated non-GAAP cash earnings of $173.7 million in 2015, or $4.43 per non-GAAP diluted share. In 2014, non-GAAP cash earnings totaled $7.7 million, or $0.30 per non-GAAP diluted share. The weighted average diluted shares used in calculating the non-GAAP cash earnings per diluted share in 2015 included the impact of the convertible debt and related bond hedge and warrants.

Balance Sheet Highlights

As of December 31, 2015, the company’s cash and investments totaled approximately $466.3 million and total debt (face value) was approximately $1.0 billion.

“The two transformative acquisitions that we completed in the past eighteen months fueled our significant top- and bottom-line growth in 2015, resulting in adjusted EBITDA of more than $210 million in 2015,” said Frank Thomas, AMAG’s president and chief operating officer. “These strong cash flows, combined with more than $460 million in cash and investments on the balance sheet, positions us well for future acquisitions that will allow us to leverage our commercial organization and add new, innovative products to our portfolio to drive future growth.”

2016 Goals

The company’s goals for 2016 include the following:

•                  Drive significant net product sales growth (+40%) over 2015

•                  Grow non-GAAP adjusted EBITDA to more than $255 million

•                  Continue to execute on the Makena next generation development program, including:

•                  Receiving a favorable decision from the FDA in 1Q 2016 for the single-dose, preservative-free formulation of Makena with a 2Q 2016 commercial launch

•                  Completing chemistry, manufacturing and controls (CMC) and pilot pharmacokinetics (PK) work to support the initiation of a bio-equivalence study for the Makena subcutaneous auto injecter by the end of 2016

•                  Enroll patients in a head-to-head Phase 3 clinical trial in 2016 evaluating the safety of Feraheme compared to Injectafer in adults with IDA

•                  Complete preclinical work and initiate clinical program for severe preeclampsia Velo option

•                  Further expand the company’s product portfolio through acquisitions or in-licensing of products or companies

2016 Financial Guidance(6)

$ in millions	2016 Guidance
Makena sales	$310 - $340
Feraheme and MuGard sales	$95 - $105
Non-GAAP CBR revenue	$115 -$125
Total revenue	$520 - $570
Non-GAAP adjusted EBITDA	$255- $285
Non-GAAP cash earnings	$195- $225

Conference Call and Webcast Access

AMAG Pharmaceuticals, Inc. will host a conference call and webcast with slides today at 8:00 a.m. ET, during which management will discuss the company’s financial and operating results and recent developments. To access the conference call via telephone, please dial (877) 412-6083 from the United States or (702) 495-1202 for international access.  A telephone replay will be available from approximately 11:00 a.m. ET on February 17, 2016 through midnight on February 24, 2016.  To access a replay of the conference call, dial (855) 859-2056 from the United States or (404) 537-3406 for international access.  The pass code for the live call and the replay is 44838187.

The call will be webcast with slides and accessible through the Investors section of the company’s website at www.amagpharma.com. The webcast replay will be available from approximately 11:00 a.m. ET on February 17, 2016 through midnight on March 18, 2016.

Use of Non-GAAP Financial Measures

AMAG has presented certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP adjusted EBITDA (earnings before income taxes, depreciation and amortization), non-GAAP net income, or

(6)  See reconciliation of 2016 financial guidance of non-GAAP CBR revenue, non-GAAP adjusted EBITDA and non-GAAP cash earnings at the conclusion of this press release.

cash earnings, non-GAAP diluted net income, or cash earnings, per share, and non-GAAP weighted average diluted shares. These non-GAAP financial measures exclude certain amounts, revenue, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with AMAG’s GAAP financial statements, because it provides greater transparency regarding AMAG’s operating performance. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of AMAG’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

About AMAG

AMAG Pharmaceuticals, Inc. uses its business and clinical expertise to develop and commercialize products that provide clear benefits and improve people’s lives. Based in Waltham, MA, AMAG has a diverse portfolio of products in the areas of maternal health, anemia management and cancer supportive care. AMAG continues to work to expand the impact of these and future products for patients by delivering on its growth strategy, which includes organic growth, as well as the pursuit of products and companies that align with AMAG’s existing therapeutic areas or those that could benefit from its proven core competencies. For additional company information, please visit www.amagpharma.com.

About Makena® (hydroxyprogesterone caproate injection)

Makena® is a progestin indicated to reduce the risk of preterm birth in women pregnant with a single baby  who have a history of singleton spontaneous preterm birth.

The effectiveness of Makena is based on improvement in the proportion of women who delivered <37 weeks of gestation. There are no controlled trials demonstrating a direct clinical benefit, such as improvement in neonatal mortality and morbidity.

Limitation of use: While there are many risk factors for preterm birth, safety and efficacy of Makena has been demonstrated only in women with a prior spontaneous singleton preterm birth. It is not intended for use in women with multiple gestations or other risk factors for preterm birth.

Makena should not be used in women with any of the following conditions: blood clots or other blood clotting problems, breast cancer or other hormone-sensitive cancers, or history of these conditions; unusual vaginal bleeding not related to the current pregnancy, yellowing of the skin due to liver problems during pregnancy, liver problems, including liver tumors, or uncontrolled high blood pressure.

Before patients receive Makena, they should tell their healthcare provider if they have an allergy to hydroxyprogesterone caproate, castor oil, or any of the other ingredients in Makena; diabetes or prediabetes, epilepsy, migraine headaches, asthma, heart problems, kidney problems, depression, or high blood pressure.

In one clinical study, certain complications or events associated with pregnancy occurred more often in women who received Makena. These included miscarriage (pregnancy loss before 20 weeks of pregnancy), stillbirth (fetal death occurring during or after the 20th week of pregnancy), hospital admission for preterm labor, preeclampsia (high blood pressure and too much protein in the urine), gestational hypertension (high blood pressure caused by pregnancy), gestational diabetes, and oligohydramnios (low amniotic fluid levels).

Makena may cause serious side effects including blood clots, allergic reactions, depression, and yellowing of the skin and the whites of the eyes. The most common side effects of Makena include injection site reactions (pain, swelling, itching, bruising, or a hard bump), hives, itching, nausea, and diarrhea. For additional product information, including full prescribing information, please visit www.makena.com.

About Feraheme® (ferumoxytol)

Feraheme received marketing approval from the FDA on June 30, 2009 for the treatment of IDA in adult CKD patients and was commercially launched by AMAG in the U.S. shortly thereafter. Ferumoxytol is protected in the U.S. by six issued patents covering the composition and dosage form of the product. Each issued patent is listed in the FDA’s Orange Book, the last of which expires in June 2023.

Fatal and serious hypersensitivity reactions including anaphylaxis have occurred in patients receiving Feraheme. Initial symptoms may include hypotension, syncope, unresponsiveness, cardiac/cardiorespiratory arrest. Feraheme is contraindicated in patients with a known hypersensitivity to Feraheme or any of its components, or a history of allergic reaction to any intravenous iron product.

For additional product information, please see full Prescribing Information, including Boxed Warning, available at www.feraheme.com.

About Cord Blood Registry (CBR)

CBR is the world’s largest private newborn stem cell company. Founded in 1992, CBR is entrusted by parents with storing more than 633,000 umbilical cord blood and cord tissue units. CBR is dedicated to advancing the clinical application of newborn stem cells by partnering with reputable research institutions on FDA-regulated clinical trials for conditions that have no cure today. For more information, visit www.cordblood.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements regarding beliefs about AMAG being well-positioned for continued growth and future acquisitions; expectations for AMAG’s next generation development programs for Makena, including anticipated timing of potential approval and commercial launch of the single-dose preservative free Makena; expectations for AMAG’s Phase 3 clinical trial for the broader indication for Feraheme; AMAG’s expected 2015 fourth quarter and full year financial results, including revenues and year-end cash and investment balances and total debt; AMAG’s 2016 goals, including revenue growth, regulatory programs and portfolio expansion objectives; AMAG’s 2016 financial guidance, including revenues, adjusted EBITDA and cash earnings; AMAG’s ability to provide clear benefits, serve patients and improve people’s lives; and AMAG’s growth strategy, including the potential for future label and market expansion, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the possibility that a recent Paragraph IV certification notice letter regarding an Abbreviated New Drug Application (ANDA) submitted to the U.S. Food & Drug Administration for a generic version of Feraheme will result in the introduction of generic competition for Feraheme, especially if AMAG is not successful in patent infringement litigation, if initiated, against such ANDA filer, which if not successful could lead to generic competition for Feraheme; the possibility that AMAG’s Phase 3 clinical trial for broad IDA indication for Feraheme will absorb significant resources, financial or otherwise over a considerable period of time and despite such efforts, might not be deemed adequate by the FDA,as well as those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2014, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015 and subsequent filings with the SEC. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® and Feraheme® are registered trademark of AMAG Pharmaceuticals, Inc. MuGard® is a registered trademark of Abeona Therapeutics, Inc. (formerly known as PlasmaTech Biopharmaceuticals, Inc. and Access Pharmaceuticals, Inc.). Makena® is a registered trademark of Lumara Health Inc.  Lumara HealthTM is a registered trademark of Lumara Health.  Cord Blood Registry® and CBR® are registered trademarks of CBR Systems, Inc.

— Tables Follow —

AMAG Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(unaudited, amounts in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Makena	$67,356	$22,512	$251,615	$22,513
Feraheme/MuGard	23,476	24,469	90,201	87,485
Cord Blood Registry	16,955	—	24,132	—
License fee, collaboration and other revenues	948	6,272	52,328	14,386
Total revenues	108,735	53,253	418,276	124,384
Operating costs and expenses:
Cost of product sales	18,716	11,758	78,509	20,306
Cost of services	6,731	—	9,992	—
Research and development expenses	7,897	7,764	42,878	24,160
Selling, general and administrative expenses	50,255	27,521	160,309	72,254
Acquisition-related costs	80	7,561	11,232	9,478
Restructuring expenses	2,383	2,023	4,136	2,023
Total costs and expenses	86,062	56,627	307,056	128,221
Operating income (loss)	22,673	(3,374)	111,220	(3,837)

Other income (expense):
Interest expense	(18,457)	(7,041)	(53,251)	(14,697)
Loss on debt extinguishment	—	—	(10,449)	—
Interest and dividend income, net	545	166	1,512	975
Other income (expense)	(8)	98	(9,188)	217
Total other income (expense)	(17,920)	(6,777)	(71,376)	(13,505)
Net income (loss) before income taxes	4,753	(10,151)	39,844	(17,342)
Income tax expense (benefit)	(2,448)	(153,159)	7,065	(153,159)
Net income (loss)	$7,201	$143,008	$32,779	$135,817

Net income (loss) per share
Basic	$0.21	$5.98	$1.04	$6.06
Diluted	$0.20	$4.67	$0.93	$5.45

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,712	23,911	31,471	22,416
Diluted	42,805	30,992	35,308	25,225

AMAG Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(unaudited, amounts in thousands)

	December 31, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$228,705	$119,296
Investments	237,626	24,890
Accounts receivable, net	85,678	38,172
Inventories	40,645	40,610
Receivable from collaboration	428	4,518
Deferred tax assets	—	32,094
Prepaid and other current assets	13,592	14,456
Total current assets	606,674	274,036
Property, plant and equipment, net	28,725	1,519
Goodwill	639,188	205,824
Intangible assets, net	1,196,771	887,908
Restricted cash	2,593	2,397
Other long-term assets	13,481	17,249
Total assets	$2,487,432	$1,388,933

Liabilities and stockholders’ equity:
Accounts payable	$4,906	$7,301
Accrued expenses	106,363	80,093
Current portion of long-term debt	17,500	34,000
Current portion of acquisition-related contingent consideration	96,967	718
Deferred revenues	20,185	44,376
Total current liabilities	245,921	166,488
Long-term liabilities:
Long-term debt, net	811,250	293,905
Convertible 2.5% notes, net	174,390	167,441
Acquisition-related contingent consideration	125,592	217,984
Deferred tax liabilities	189,145	77,619
Deferred revenues	5,093	—
Other long-term liabilities	3,777	5,543
Total liabilities	1,555,168	928,980
Total stockholders’ equity	932,264	459,953
Total liabilities and stockholders’ equity	$2,487,432	$1,388,933

AMAG Pharmaceuticals, Inc.

Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations

(unaudited, amounts in thousands, except per share data)

	Three Months Ended				Three Months Ended
	December 31, 2015				December 31, 2014
	GAAP	Adjustments		Non- GAAP	GAAP	Adjustments		Non-GAAP
Revenues:
Makena	$67,356	$—		$67,356	$22,512	$—		$22,512
Feraheme/MuGard	23,476	—		23,476	24,469	—		24,469
Cord Blood Registry	16,955	11,815	(7)	28,770	—	—		—
License fee, collaboration and other	948	—		948	6,272	(2,295	)(8)	3,977
Total revenues	108,735	11,815		120,550	53,253	(2,295)		50,958
Operating costs and expenses:
Cost of product sales	18,716	(14,938	)(9)	3,778	11,758	(6,272	)(9)	5,486
Cost of services	6,731	(1,348	)(10)	5,383	—	—		—
Research and development	7,897	(1,018	)(11)	6,879	7,764	(338	)(11)	7,426
Selling, general and administrative	50,255	(7,078	)(12)	43,177	27,521	(4,021	)(12)	23,500
Acquisition-related	80	(80	)(13)	—	7,561	(7,561	)(13)	—
Restructuring	2,383	(2,383	)(14)	—	2,023	(2,023	)(14)	—
Total costs and expenses	86,062	(26,845)		59,217	56,627	(20,215)		36,412
Operating income (loss) / adjusted EBITDA	22,673	38,660		61,333	(3,374)	17,920		14,546
Other income (expense):
Interest expense	(18,457)	3,098	(15)	(15,359)	(7,041)	2,436	(15)	(4,605)
Loss on debt extinguishment	—	—		—	—	—		—
Interest and dividend income, net	545	—		545	166	—		166
Other income, net	(8)	—		(8)	98	(1)		97
Total other income (expense)	(17,920)	3,098		(14,822)	(6,777)	2,435		(4,342)
Net income (loss) before income taxes	4,753	41,758		46,511	(10,151)	20,355		10,204
Income tax expense (benefit)	(2,448)	2,448	(16)	—	(153,159)	153,159	(16)	—
Net income (loss) / cash earnings	$7,201	$39,310		$46,511	$143,008	$(132,804)		$10,204
Net income (loss) / cash earnings per share
Basic	$0.21	—		$1.34	$5.98	—		$0.43
Diluted	$0.20	—		$1.12	$4.67	—		$0.33
Weighted average shares outstanding
Basic	34,712	—		34,712	23,911	—		23,911
Diluted	42,805	—		41,614	30,992	—		30,992

(7) Adding back period write-down of deferred revenue from purchase accounting.

(8) Eliminate non-cash revenue related to recognition of previously deferred revenue on Takeda agreement.

(9) Eliminate the following: (i) non-cash step-up of inventory from purchase accounting; (ii) amortization expense related to intangible assets; (iii) depreciation expense; and (iv) stock-based compensation expense.

(10) Eliminate the following: (i) depreciation expense; and (ii) certain non-recurring inventory reserves.

(11) Eliminate the following: (i) non-cash step-up of inventory used in research and development from purchase accounting; (ii) depreciation expense; and (iii) stock-based compensation expense.

(12) Eliminate the following: (i) non-cash adjustments related to contingent consideration; (ii) amortization expense related to intangible assets; (iii) certain transaction-related expenses; (iv) depreciation expense; and (v) stock-based compensation expense.

(13) Eliminate non-recurring acquisition costs.

(14) Eliminate non-recurring restructuring costs.

(15) Eliminate non-cash interest expense; amortization of debt discount and other non-cash costs.

(16) Eliminate non-cash income tax.

AMAG Pharmaceuticals, Inc.

Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations

(unaudited, amounts in thousands, except per share data)

	Twelve Months Ended				Twelve Months Ended
	December 31, 2015				December 31, 2014
	GAAP	Adjustments		Non- GAAP	GAAP	Adjustments		Non- GAAP
Revenues:
Makena	$251,615	$—		$251,615	$22,513	$—		$22,513
Feraheme/MuGard	90,201	—		90,201	87,485	—		87,485
Cord Blood Registry	24,132	19,136	(17)	43,268	—	—		—
License fee, collaboration and other revenues	52,328	(39,965	)(18)	12,363	14,386	(8,217	)(18)	6,169
Total revenues	418,276	(20,829)		397,447	124,384	(8,217)		116,167
Operating costs and expenses:
Cost of products sold	78,509	(64,536	)(19)	13,973	20,306	(6,706	)(19)	13,600
Cost of services	9,992	(1,563	)(20)	8,429	—	—		—
Research and development	42,878	(14,258	)(21)	28,620	24,160	(1,662	)(21)	22,498
Selling, general and administrative	160,309	(27,324	)(22)	132,985	72,254	(6,534	)(22)	65,720
Acquisition-related	11,232	(11,232	)(23)	—	9,478	(9,478	)(23)	—
Restructuring	4,136	(4,136	)(24)	—	2,023	(2,023	)(24)	—
Total costs and expenses	307,056	(123,049)		184,007	128,221	(26,403)		101,818
Operating income (loss) / adjusted EBITDA	111,220	102,220		213,440	(3,837)	18,186		14,349
Other income (expense):								—
Interest expense	(53,251)	12,041	(25)	(41,210)	(14,697)	6,967	(25)	(7,730)
Loss on debt extinguishment	(10,449)	10,449	(26)	—	—	—		—
Interest and dividend income, net	1,512	—		1,512	975	(17)		958
Other income, net	(9,188)	9,185	(26)	(3)	217	(103)		114
Total other income (expense)	(71,376)	31,675		(39,701)	(13,505)	6,847		(6,658)
Net income (loss) before income taxes	39,844	133,895		173,739	(17,342)	25,033		7,691
Income tax expense (benefit)	7,065	(7,065	)(27)	—	(153,159)	153,159	(27)	—
Net income (loss) / cash earnings	$32,779	$140,960		$173,739	$135,817	$(128,126)		$7,691
Net income (loss) / cash earnings per share
Basic	$1.04	—		$5.52	$6.06	—		$0.34
Diluted	$0.93	—		$4.43	$5.45	—		$0.30
Weighted average shares outstanding
Basic	31,471	—		31,471	22,416	—		22,416
Diluted	35,308	—		39,211	25,225	—		25,225

(17) Adding back period write-down of deferred revenue from purchase accounting.

(18) Eliminate non-cash revenue related to recognition of previously deferred revenue on Takeda agreement.

(19) Eliminate the following: (i) non-cash step-up of inventory from purchase accounting; (ii) amortization expense related to intangible assets; (iii) depreciation expense; and (iv) stock-based compensation expense.

(20) Eliminate the following: (i) depreciation expense; and (ii) certain non-recurring inventory reserves.

(21) Eliminate the following: (i) non-cash step-up of inventory used in research and development from purchase accounting; (ii) depreciation expense; and (iii) stock-based compensation expense.

(22) Eliminating the following: (i) non-cash adjustments related to contingent consideration; (ii) amortization expense related to intangible assets; (iii) certain transaction-related expenses; (iv) depreciation expense; and (v) stock-based compensation expense.

(23) Eliminate non-recurring acquisition costs.

(24) Eliminate non-recurring restructuring costs.

(25) Eliminate non-cash interest expense; amortization of debt discount and other non-cash costs.

(26) Eliminate non-cash or other non-recurring expenses related to the August 2015 term loan financing.

(27) Eliminate non-cash income tax.

AMAG Pharmaceuticals, Inc.
Reconciliation of 2016 Financial Guidance of Non-GAAP Adjusted EBITDA
and Non-GAAP Cash Earnings
(unaudited, amounts in millions)

2016
Financial
Guidance
GAAP net income	$11 - 41
Purchase accounting adjustments related to CBR deferred revenue	17
Depreciation and amortization	90
Interest expense, net	72
Provision for income taxes	20
EBITDA	$210 - 240
Non-cash inventory step-up adjustments	5
Stock-based compensation	27
Adjustments to contingent consideration	12
Restructuring costs	1
Non-GAAP Adjusted EBITDA	$255 - 285
Cash interest expense	(60)
Non-GAAP cash earnings	$195 - 225

AMAG Pharmaceuticals, Inc.
Share Count Reconciliation
(unaudited, amounts in millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2015		December 31, 2015
Weighted average basic shares outstanding	34.7		31.5
Employee equity incentive awards	0.7		1.4
Convertible notes	7.4		—	(28)
Warrants	—		2.4
GAAP diluted shares outstanding	42.8		35.3
Effect of bond hedge and warrants	(1.2	)(29)	(3.5	)(29)
Effect of convertible notes	—		7.4	(30)
Non-GAAP diluted shares outstanding	41.6		39.2

(28) Convertible notes would be anti-dilutive in this period utilizing the “if-converted” method, which adjusts net income for the after-tax interest expense applicable to the convertible notes.

(29) Reflects the impact of the non-GAAP benefit of the bond hedge and warrants.

(30) Reflects the “in-the-money” convertible notes.

CONTACT:
Linda Lennox
Vice President, Investor Relations
617-498-2846